SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

OptimizeRx Corporation

(Name of Registrant as Specified in Its Charter)

Whetstone Capital Advisors, LLC

Whetstone Capital, LP

Digital Economy Fund, LP

David Atterbury

Andrew Carlson

John Fein

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

On March 10, 2025, Whetstone Capital Advisors, LLC and David Atterbury filed a Schedule 13D/A regarding Whetstone Capital Advisors, LLC’s submission of written notice to OptimizeRx Corporation (the “Issuer”) of its intent to nominate each of Messrs. Andrew Carlson and John Fein for election to the board of the Issuer at the Issuer’s 2025 annual meeting of stockholders, the relevant text of which is filed herewith as Exhibit 1.

Information regarding the Participants (as defined in Exhibit 2) in any future solicitation of proxies regarding the Issuer is filed herewith as Exhibit 2.

Exhibit 1

Item 4.	PURPOSE OF THE TRANSACTION

This Amendment hereby amends and supplements Item 4 of the Schedule 13D by inserting the following:

On March 6, 2025, WCA provided written notice to the Issuer of its intent to nominate each of Messrs. Andrew Carlson and John Fein for election to the Board at the Issuer’s 2025 annual meeting of stockholders. In connection with such notice, the Reporting Persons have communicated, and expect to continue to communicate, with the Issuer about Board composition and other matters.

Exhibit 2

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

WCA (as defined below), together with the other Participants (as defined below), intends to file a definitive proxy statement and accompanying proxy card with the United States Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for votes regarding the election of director nominees and other proposals that may come before the 2025 annual meeting of stockholders (including any adjournments or postponements thereof or any special meeting that may be held in lieu thereof, the “Annual Meeting”) of OptimizeRx Corporation, a Nevada corporation (the “Company”). THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION REGARDING THE PARTICIPANTS. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The Participants in the proxy solicitation are anticipated to be: (1) Whetstone Capital Advisors, LLC, a Kansas limited liability company (“WCA”), (2) David Atterbury (“Mr. Atterbury” and Mr. Atterbury together with WCA, the “Beneficial Owners”), (3) Whetstone Capital, LP, a Delaware limited partnership (“Whetstone LP Fund”), (4) Whetstone Digital Economy Fund, LP, a Delaware limited partnership (“Digital Economy Fund” and together with Whetstone LP Fund, the “Whetstone Funds”), (5) Andrew Carlson (“Mr. Carlson”), and (6) John Fein (“Mr. Fein” and Mr. Fein together with Mr. Carlson, the Beneficial Owners and the Whetstone Funds, the “Participants”).

As of the date hereof, the Participants beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), in the aggregate, 1,508,303 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

Of the 1,508,303 shares of Common Stock owned, in the aggregate, by the Beneficial Owners, such shares of Common Stock may be deemed to be beneficially owned as follows: (a) 1,508,303 shares of Common Stock may be deemed to be beneficially owned by WCA by virtue of it being the investment advisor for each of the Whetstone Funds; and (b) 1,508,303 shares of Common Stock may be deemed to be beneficially owned by Mr. Atterbury by virtue of him being the manager of WCA. By virtue of their relationships to the Whetstone Funds, each of the Beneficial Owners may be deemed to have shared voting power and shared dispositive power with regard to the shares of Common Stock owned by the Whetstone Funds. As of the date hereof, neither Mr. Carlson nor Mr. Fein beneficially owns any shares of Common Stock or any other securities of the Company.

Of the 1,508,303 shares of Common Stock owned, in the aggregate, by the Beneficial Owners, such shares of Common Stock are directly owned as follows: (a) 100,000 shares of Common Stock are directly owned in record name by WCA; (b) 1,382,554 shares of Common Stock are directly owned by Whetstone LP Fund; and (c) 25,749 shares of Common Stock are directly owned by Digital Economy Fund.